Exhibit 10.1

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

This Amendment No. 1 (the “Amendment”) to the Employment Agreement, dated October 9, 2015 (the “Employment Agreement”), is made by and between DCT Industrial Trust Inc., a Maryland corporation (the “Company”) and Philip L. Hawkins (the “Executive”), effective as of April 29, 2018

WHEREAS, pursuant to Section 7.6 of the Employment Agreement, the Company and the Executive desire to amend certain terms of the Employment Agreement as set forth in this Amendment; and

WHEREAS, unless the context requires otherwise, capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Employment Agreement.

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company and the Executive agree as follows:

1. Section 1 of the Employment Agreement is hereby amended and restated in its entirety as follows:

“Term. The Company hereby employs the Executive, and the Executive hereby accepts such employment, for a four-year term commencing on October 10, 2015 and continuing through October 9, 2019, unless sooner terminated in accordance with the provisions of Section 4 or 5 (the period during which the Executive is employed hereunder being referred to as the “Term”).”

2. The last sentence of Section 6.1(a) of the Employment Agreement is hereby amended and restated in its entirety as follows:

“Notwithstanding the foregoing, if employment terminates upon or after the scheduled expiration of the Term (without any early termination under Section 4 or 5), other than in connection with a Qualified Retirement, then the restrictions of this Section 6.1(a) shall not extend beyond the date of termination of employment.”

3. Except as expressly amended hereby, the Employment Agreement continues in full force and effect in accordance with its terms and the terms thereof shall govern this Amendment to the same extent as if fully set forth herein.

4. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

COMPANY:

DCT INDUSTRIAL TRUST INC.

By:	/s/ John G. Spiegleman
Name: John G. Spiegleman
Title: Executive Vice President

EXECUTIVE:

/s/ Philip L. Hawkins
Philip L. Hawkins

[Signature Page to Amendment No. 1 to Employment Agreement]